FREEDOM BANCSHARES, IN.
                                 AND SUBSIDIARY

                                                                    EXHIBIT 32.1


CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER, PURSUANT TO 18 U.S.C. SECTION
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1350, AS ADOPTED PURSUANT TO RULE 15D-14 (B) UNDER THE SECURITIES AND EXCHANGE
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ACT OF 1934
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          In connection with the accompanying quarterly report on Form 10-QSB of
Freedom  Bancshares,  Inc.  (the  "Company")  for  the  quarterly  period  ended
                                   -------
September  30,  2003  (the "Periodic Report"), the undersigned hereby certifies,
                            ---------------
pursuant  to  Title  18, Section 1350 United States Code, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 12, 2004


/s/ Vincent D. Cater
------------------------------------------------
Vincent D. Cater
President and Chief Executive Officer


     A signed original of this written statement required by Section 906 has been provided to Freedom Bancshares, Inc. and will be retained by Freedom Bancshares, Inc. and furnished to the SEC or its staff upon request.

     The information in this Exhibit 32.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


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